    As filed with the Securities and Exchange Commission on November 2, 2001
                                                           Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                DEVX ENERGY, INC.
             (Exact name of registrant as specified in its charter)

                  DELAWARE                              75-2615565
         (State or other jurisdiction of    (I.R.S. Employer Identification No.)
         incorporation or organization)

         13760 NOEL ROAD, SUITE 1030
                     DALLAS, TEXAS                      75240-7336
     (Address of Principal Executive Offices)           (Zip Code)

                 DEVX ENERGY, INC. WARRANT FOR EDWARD J. MUNDEN
                   DEVX ENERGY, INC. WARRANT FOR BRIAN J. BARR
          DEVX ENERGY, INC. AMENDED AND RESTATED INCENTIVE EQUITY PLAN
               DEVX ENERGY, INC. AMENDED AND RESTATED DIRECTORS'
                         NON-QUALIFIED STOCK OPTION PLAN
                            (Full title of the Plans)

                               WILLIAM W. LESIKAR
                           13760 NOEL ROAD, SUITE 1030
                            DALLAS, TEXAS 75240-7336
                     (Name and address of agent for service)

                                 (972) 233-9906
          (Telephone number, including area code, of agent for service)

                                 With a copy to:
                                WILLIAM L. BOEING
                              HAYNES AND BOONE, LLP
                         1600 NORTH COLLINS, SUITE 2000
                             RICHARDSON, TEXAS 75080
                                 (972) 680-7550
                            (972) 680-7551 FACSIMILE

                         CALCULATION OF REGISTRATION FEE

                                                AMOUNT             PROPOSED MAXIMUM       PROPOSED MAXIMUM AGGREGATE  REGISTRATION
   TITLE OF SECURITIES TO BE REGISTERED    TO BE REGISTERED  OFFERING PRICE PER SHARE(2)      OFFERING PRICE (2)         FEE (2)
-----------------------------------------  ----------------  ---------------------------  --------------------------  ------------
Common Stock, par value $.234 per share..      1,127,565(1)               (2)                     $7,500,893           $ 1,875.22
Common Stock, par value $.234 per share..        265,000(3)            $7.00                      $1,855,000           $   463.75
TOTAL....................................      1,392,565                  --                      $9,355,893           $ 2,338.97

-----------
(1) This number of shares of Common Stock being registered hereby consists of 980,770 additional shares authorized to be issued under the DevX Energy, Inc. Amended and Restated Incentive Equity Plan and 146,795 additional shares authorized to be issued under the DevX Energy, Inc. Amended and Restated Directors' Nonqualified Stock Option Plan.

(2) For the 980,770 additional shares of Common Stock to be registered pursuant to the DevX Energy, Inc. Amended and Restated Incentive Equity Plan and the 146,795 additional shares of Common Stock to be registered pursuant to the DevX Energy, Inc. Amended and Restated Directors' Nonqualified Stock Option Plan, the offering price per share, the aggregate offering price and the registration fee have been calculated in accordance with paragraphs (c) and (h)(1) of Rule 457 promulgated under the Securities Act of 1933, based on (a) the average of the high and low sale prices for the Company's Common Stock reported on the Nasdaq National Market on October 29, 2001 ($6.98 per share) for all unissued options and (b) the exercise price of all issued options. For the 265,000 shares of Common Stock to be registered pursuant to the DevX Energy, Inc. Warrant for Edward J. Munden and the DevX Energy, Inc. Warrant for Brian J. Barr, the offering price per share, the aggregate offering price and the registration fee have been calculated in accordance with paragraph (h)(1) of Rule 457 promulgated under the Securities Act of 1933 based upon the exercise price of $7.00 per share.

(3) This number of shares of Common Stock being registered hereby consists of 240,000 additional shares authorized to be issued under the DevX Energy, Inc. Warrant for Edward J. Munden and 25,000 additional shares authorized to be issued under the DevX Energy, Inc. Warrant for Brian J. Barr.

                                     PART II

               INFORMATION REQUIRED IN THIS REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         The following documents previously filed with the Securities and Exchange Commission are incorporated by reference and made a part of this prospectus.

     o the description of our common stock contained in our registration statement on Form S-2/A dated October 6, 2000, including any amendment to that form that we may have filed in the past, or may file in the future, for the purpose of updating the description of our common stock;

     o our annual report on Form 10-K for the fiscal year ended December 31, 2000, filed on March 30, 2001;

     o our amendment to our annual report on Form 10-K/A filed on April 30, 2001;

     o our quarterly report on Form 10-Q for the quarter ended March 30, 2001, filed on May 15, 2001;

     o our quarterly report on Form 10-Q for the quarter ended June 30, 2001, filed on August 10, 2001; and

     o our current report on Form 8-K, filed with the SEC on September 12, 2001.

         All documents we subsequently file pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the registration statement and to be part thereof from the date of filing of such documents. Any statement contained herein or in any document incorporated or deemed to be incorporated by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any other subsequently filed document which also is or is deemed to be incorporated by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Registration Statement, except as so modified or superseded.

ITEM 4.  DESCRIPTION OF SECURITIES

Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The Company's Restated Certificate of Incorporation, as amended (the "Certificate of Incorporation"), provides that no director of the Company will be personally liable to the Company or any of its stockholders for monetary damages arising from the director's breach of fiduciary duty as a director. However, this does not apply with respect to any action in which the director would be liable under Section 174 of the General Corporation Law of the State of Delaware ("Delaware Code") nor does it apply with respect to any liability in which the director (i) breached his duty of loyalty to the Company or its stockholders; (ii) did not act in good faith or, in failing to act, did not act in good faith; (iii) acted in a manner involving intentional misconduct or a knowing violation of law or, in failing to act, shall have acted in a manner involving intentional misconduct or a knowing violation of law; or (iv) derived an improper personal benefit.

         The Certificate of Incorporation of the Company provides that the Company shall indemnify its directors and officers and former directors and officers to the fullest extent permitted by the Delaware Code. Pursuant to the provisions of Section 145 of the Delaware Code, the Company has the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding (other than an action by or in the right of the Company) by reason of the fact that he is or was a director, officer, employee, or agent of the Company, against any and all expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit, or proceeding. The power to indemnify applies only if such person acted in good faith and in a manner he reasonably believed to be in the best interest, or not opposed to the best interest, of the Company and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

         The power to indemnify applies to actions brought by or in the right of the Company as well, but only to the extent of defense and settlement expenses and not to any satisfaction of a judgment or settlement of the claim itself and with the further limitation that in such actions no indemnification shall be made in the event of any adjudication of negligence or misconduct unless the court, in its discretion, believes that in light of all the circumstances indemnification should apply.

         The statute further specifically provides that the indemnification authorized thereby shall not be deemed exclusive of any other rights to which any such officer or director may be entitled under any bylaws, agreements, vote of stockholders or disinterested directors, or otherwise.

         The Company has obtained insurance covering the Company's officer and directors against certain liabilities under federal and state securities laws. In addition, the Company has entered into indemnification agreements with certain officers and directors.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

Not applicable.

ITEM 8.  EXHIBITS

         Unless otherwise indicated below as being incorporated by reference to another filing of the Company with the Commission, each of the following exhibits is filed herewith:

         EXHIBIT
         NUMBER   DESCRIPTION OF EXHIBITS
         -------  -----------------------
         4.1      Restated Certificate of Incorporation of the Company, filed as
                  Exhibit 4.5 to the Company's Registration Statement on Form
                  S-3 (No. 333-47577) filed with the Securities and Exchange
                  Commission on March 9, 1998, which Exhibit is incorporated herein by reference.


         4.2      Certificate of Amendment to the Restated Certificate of
                  Incorporation of the Company, filed with the Secretary of State for the State of Delaware on September 19, 2000, which
                  Certificate was filed as an Exhibit to the Company's
                  Registration Statement on Form S-2 filed with the Securities and Exchange Commission on October 6, 2000 (No. 333-41992), which Exhibit is incorporated herein by reference.

         4.3      Certificate of Amendment to the Restated Certificate of
                  Incorporation of the Company, filed with the Secretary of State for the State of Delaware on October 26, 2000, filed as an Exhibit to the Company's Annual Report on Form 10-K filed
                  March 30, 2001, which Exhibit is incorporated herein by reference.

         4.4 Amended and Restated Bylaws of the Company, filed as an Exhibit to the Company's Current Report on Form 8-K dated
                  March 27, 1997, which Exhibit is incorporated herein by reference.

         4.5*     DevX Energy, Inc. Warrant for Edward J. Munden.

         4.6*     DevX Energy, Inc. Warrant for Brian J. Barr.

         4.7      Indenture, dated July 1, 1998, in regard to 12 1/2% Senior
                  Notes due 2008 by and among the Company and certain of its subsidiaries and Harris Trust and Savings Bank, as Trustee, filed as an Exhibit to the Company's Current Report on Form
                  8-K dated July 8, 1998, which Exhibit is incorporated herein by reference.

         4.8      First Supplement to Indenture dated October 12, 2000 among the
                  Company, certain of its subsidiaries and Harris Trust and Savings Bank as Trustee, filed as an Exhibit to the Company's
                  Annual Report on Form 10-K filed March 30, 2001, which Exhibit is incorporated herein by reference.

         4.9 DevX Energy, Inc. Amended and Restated Incentive Equity Plan, filed as an Appendix to the Company's Proxy Statement on
                  Schedule 14A filed September 24, 2001, which Appendix is incorporated herein by reference.

         4.10     DevX Energy, Inc. Amended and Restated Directors' Nonqualified
                  Stock Option Plan, filed as an Appendix to the Company's Proxy
                  Statement on Schedule 14A filed September 24, 2001, which
                  Appendix is incorporated herein by reference.

         4.11     Amended and Restated Credit Agreement among the Company, DevX
                  Energy, Inc., a Nevada corporation (formerly known as Queen
                  Sand Resources, Inc.), Ableco Finance LLC, as Collateral
                  Agent, and the lenders signatory thereto, effective as of October 22, 1999, filed as an Exhibit to the Company's
                  Quarterly Report on Form 10-Q for the quarter ended September
                  30, 1999, which Exhibit is incorporated herein by reference.

         4.12     Amendment No. 1 to Credit Agreement dated May 2000 among the
                  Company, DevX Energy, Inc., a Nevada corporation (formerly known as Queen Sand Resources, Inc.), Ableco Finance LLC, as
                  Collateral Agent, and the lenders signatory thereto, filed as an Exhibit to the Company's Registration Statement on Form S-2
                  (No. 333-41992), which Exhibit is incorporated herein by reference.

         4.13 Amendment No. 2 to Credit Agreement dated June 30, 2000 among the Company, DevX Energy, Inc., a Nevada corporation (formerly known as Queen Sand

                  Resources, Inc.), Ableco Finance LLC, as Collateral Agent, and the lenders signatory thereto, filed as an Exhibit to the Company's Registration Statement on Form S-2 filed with the
                  Securities and Exchange Commission on October 6, 2000 (No.
                  333-41992), which Exhibit is incorporated herein by reference.

         4.14 Amendment No. 3 to Credit Agreement dated September 2000 among the Company, DevX Energy, Inc., a Nevada corporation (formerly known as Queen Sand Resources, Inc.), Ableco Finance LLC, as
                  Collateral Agent, and the lenders signatory thereto, filed as an Exhibit to the Company's Registration Statement on Form S-2 filed with the Securities and Exchange Commission on October
                  6, 2000 (No. 333-41992), which Exhibit is incorporated herein by reference.

         4.15 Amendment No. 4 to Credit Agreement dated October 24, 2000 among the Company, DevX Energy, Inc., a Nevada corporation,
                  Ableco Finance LLC, as Collateral Agent, and the lenders signatory thereto, filed as an Exhibit to the Company's
                  Quarterly Report on Form 10-Q for the quarter ended September
                  30, 2000, which Exhibit is incorporated herein by reference.

         4.16 Amendment No. 5 to Credit Agreement dated January 31, 2001 among the Company, DevX Energy, Inc., a Nevada corporation
                  (formerly known as Queen Sand Resources, Inc.), Ableco Finance
                  LLC, as Collateral Agent, and the lenders signatory thereto, filed as an Exhibit to the Company's Annual Report on Form
                  10-K filed with the Securities and Exchange Commission on March 30, 2001, which Exhibit is incorporated herein by reference.

         5.1* Opinion of Haynes and Boone, LLP with respect to the validity of the issuance of the securities.

         23.1*    Consent of Ernst & Young LLP, independent auditors.

         23.2* Consent of Haynes and Boone, LLP (contained in Exhibit 5.1 hereto).

         23.3*    Consent of H.J. Gruy and Associates, Inc.

         23.4*    Consent of Ryder Scott Company.

         24.1*    Power of Attorney of officers and directors of the Company
                  (included on the signature page of the Registration
                  Statement).


----------
* Filed herewith.

ITEM 9.  UNDERTAKINGS

         The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (a) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (b) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                  (c) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(a) and (1)(b) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (4) That, for the purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on the 31st day of October 2001.

                                        DEVX ENERGY, INC.
                                        A Delaware corporation


                                        By: /s/ WILLIAM W. LESIKAR
                                            ------------------------------------
                                        Name: William W. Lesikar
                                              ----------------------------------
                                        Title: Senior Vice President and
                                               ---------------------------------
                                                 Chief Financial Officer
                                                 -------------------------------

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Joseph T. Williams and William W. Lesikar, his true and lawful attorney-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign, execute and file with the Securities and Exchange Commission and any state securities regulatory board or commission any documents relating to the proposed issuance and registration of the securities offered pursuant to this Registration Statement on Form S-8 under the Securities Act of 1933, including any amendment or amendments relating thereto (and any additional Registration Statement related hereto permitted by Rule 462(b) promulgated under the Securities Act of 1933, including any amendment or amendments relating thereto), with all exhibits and any and all documents required to be filed with respect thereto with any regulatory authority, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as he might or could do if personally present, hereby ratifying and confirming all that said attorney-in-fact and agent, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-8 has been signed by the following persons on behalf of the Registrant on the date and in the capacities indicated:

         SIGNATURE                                                     DATE
         ---------                                                     ----

         /s/ JOSEPH T. WILLIAMS                               October 31, 2001
         ---------------------------
         Joseph T. Williams
         Chairman of the Board,
         Chief Executive Officer, President
         and Director
         (principal executive officer)


         /s/ WILLIAM W. LESIKAR                               October 31, 2001
         ---------------------------
         William W. Lesikar
         Senior Vice President and
         Chief Financial Officer
         (principal financial and accounting officer)

         /s/ JERRY B. DAVIS                                   October 31, 2001
         -----------------------------------
         Jerry B. Davis
         Director


         /s/ ROBERT L. KEISER                                 October 31, 2001
         ---------------------------
         Robert L. Keiser
         Director


         /s/ PATRICK J. KEELEY                                October 31, 2001
         ---------------------------
         Patrick J. Keeley
         Director

                                INDEX TO EXHIBITS

         EXHIBIT
         NUMBER   DESCRIPTION OF EXHIBITS
         -------  -----------------------
         4.1      Restated Certificate of Incorporation of the Company, filed as
                  Exhibit 4.5 to the Company's Registration Statement on Form
                  S-3 (No. 333-47577) filed with the Securities and Exchange
                  Commission on March 9, 1998, which Exhibit is incorporated herein by reference.

         4.2      Certificate of Amendment to the Restated Certificate of
                  Incorporation of the Company, filed with the Secretary of State for the State of Delaware on September 19, 2000, which
                  Certificate was filed as an Exhibit to the Company's
                  Registration Statement on Form S-2 filed with the Securities and Exchange Commission on October 6, 2000 (No. 333-41992), which Exhibit is incorporated herein by reference.

         4.3      Certificate of Amendment to the Restated Certificate of
                  Incorporation of the Company, filed with the Secretary of State for the State of Delaware on October 26, 2000, filed as an Exhibit to the Company's Annual Report on Form 10-K filed
                  March 30, 2001, which Exhibit is incorporated herein by reference.

         4.4 Amended and Restated Bylaws of the Company, filed as an Exhibit to the Company's Current Report on Form 8-K dated
                  March 27, 1997, which Exhibit is incorporated herein by reference.

         4.5*     DevX Energy, Inc. Warrant for Edward J. Munden.

         4.6*     DevX Energy, Inc. Warrant for Brian J. Barr.

         4.7      Indenture, dated July 1, 1998, in regard to 12 1/2% Senior
                  Notes due 2008 by and among the Company and certain of its subsidiaries and Harris Trust and Savings Bank, as Trustee, filed as an Exhibit to the Company's Current Report on Form
                  8-K dated July 8, 1998, which Exhibit is incorporated herein by reference.

         4.8      First Supplement to Indenture dated October 12, 2000 among the
                  Company, certain of its subsidiaries and Harris Trust and Savings Bank as Trustee, filed as an Exhibit to the Company's
                  Annual Report on Form 10-K filed March 30, 2001, which Exhibit is incorporated herein by reference.

         4.9 DevX Energy, Inc. Amended and Restated Incentive Equity Plan, filed as an Appendix to the Company's Proxy Statement on
                  Schedule 14A filed September 24, 2001, which Appendix is incorporated herein by reference.

         4.10     DevX Energy, Inc. Amended and Restated Directors' Nonqualified
                  Stock Option Plan, filed as an Appendix to the Company's Proxy
                  Statement on Schedule 14A filed September 24, 2001, which
                  Appendix is incorporated herein by reference.

         4.11     Amended and Restated Credit Agreement among the Company, DevX
                  Energy, Inc., a Nevada corporation (formerly known as Queen
                  Sand Resources, Inc.), Ableco Finance LLC, as Collateral
                  Agent, and the lenders signatory thereto, effective as of October 22, 1999, filed as an Exhibit to the Company's
                  Quarterly Report on Form 10-Q for the quarter ended September
                  30, 1999, which Exhibit is incorporated herein by reference.

         4.12     Amendment No. 1 to Credit Agreement dated May 2000 among the
                  Company, DevX Energy, Inc., a Nevada corporation (formerly known as Queen Sand Resources, Inc.), Ableco Finance LLC, as
                  Collateral Agent, and the lenders signatory thereto, filed as an Exhibit to the Company's Registration Statement on Form S-2
                  (No. 333-41992), which Exhibit is incorporated herein by reference.

         4.13 Amendment No. 2 to Credit Agreement dated June 30, 2000 among the Company, DevX Energy, Inc., a Nevada corporation (formerly known as Queen Sand Resources, Inc.), Ableco Finance LLC, as
                  Collateral Agent, and the lenders signatory thereto, filed as an Exhibit to the Company's Registration Statement on Form S-2 filed with the Securities and Exchange Commission on October
                  6, 2000 (No. 333-41992), which Exhibit is incorporated herein by reference.

         4.14 Amendment No. 3 to Credit Agreement dated September 2000 among the Company, DevX Energy, Inc., a Nevada corporation (formerly known as Queen Sand Resources, Inc.), Ableco Finance LLC, as
                  Collateral Agent, and the lenders signatory thereto, filed as an Exhibit to the Company's Registration Statement on Form S-2 filed with the Securities and Exchange Commission on October
                  6, 2000 (No. 333-41992), which Exhibit is incorporated herein by reference.

         4.15 Amendment No. 4 to Credit Agreement dated October 24, 2000 among the Company, DevX Energy, Inc., a Nevada corporation,
                  Ableco Finance LLC, as Collateral Agent, and the lenders signatory thereto, filed as an Exhibit to the Company's
                  Quarterly Report on Form 10-Q for the quarter ended September
                  30, 2000, which Exhibit is incorporated herein by reference.

         4.16 Amendment No. 5 to Credit Agreement dated January 31, 2001 among the Company, DevX Energy, Inc., a Nevada corporation
                  (formerly known as Queen Sand Resources, Inc.), Ableco Finance
                  LLC, as Collateral Agent, and the lenders signatory thereto, filed as an Exhibit to the Company's Annual Report on Form
                  10-K filed with the Securities and Exchange Commission on March 30, 2001, which Exhibit is incorporated herein by reference.

         5.1* Opinion of Haynes and Boone, LLP with respect to the validity of the issuance of the securities.

         23.1*    Consent of Ernst & Young LLP, independent auditors.

         23.2* Consent of Haynes and Boone, LLP (contained in Exhibit 5.1 hereto).

         23.3*    Consent of H.J. Gruy and Associates, Inc.

         23.4*    Consent of Ryder Scott Company.

         24.1*    Power of Attorney of officers and directors of the Company
                  (included on the signature page of the Registration
                  Statement).


----------
* Filed herewith.